Exhibit 99.1

MedQuist Receives Subpoena from Department of Justice

MT. LAUREL, N.J., January 21, 2005 /[PRNewswire-FirstCall]/ — MedQuist Inc. (MEDQ.PK), a leading provider of electronic medical transcription, health information and document management services, today announced that it has received an administrative subpoena for documents from the United States Attorney’s Office for the District of Massachusetts.  The subpoena seeks information primarily about the company’s provision of medical transcription services to governmental and non-governmental customers.  The information has been requested in connection with a government investigation into whether MedQuist and others violated federal laws in connection with the provision of medical transcription services.  MedQuist intends to cooperate fully with the subpoena and continues to cooperate with the Securities and Exchange Commission (SEC) in connection with the SEC’s ongoing investigation, which was announced previously by the company.

About MedQuist:

MedQuist is a leading provider of electronic medical transcription, health information and document management services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services. MedQuist is a member of the Philips Group of Companies.

“Safe Harbor”  Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for fiscal year ending December 31, 2002.

Contact:	Craig Martin
Ruder Finn D.C.
202.974.5045
martinc@RuderFinn.com